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                                                                Exhibit 23a


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and the related Prospectus of Huntington Bancshares Incorporated for the registration of $200,000,000 Capital Securities and to the incorporation by reference therein of our report dated January 15, 1997, with respect to the consolidated financial statements of Huntington Bancshares Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP

Columbus, Ohio
June 27, 1997